SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

Avistar Communications Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 1-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 4, 2003

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Avistar Communications Corporation (the “Company” or “Avistar”), a Delaware corporation, will be held on June 4, 2003 at 1:00 p.m. Pacific Daylight Time, at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, CA 94065, for the following purposes:

1. To elect six (6) directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

3. To approve amendments to the Company’s 2000 Director Option Plan to (i) increase the initial option grant to the Company’s non-employee directors to 50,000 shares of Common Stock and the annual grant of stock options to such directors to 25,000 shares of Common Stock, (ii) increase the number of shares currently reserved for grant under the Director Plan by 104,000 to 464,000 shares, (iii) amend the automatic annual increase to the number of shares reserved under the plan to equal the lesser of (A) 175,000 shares, (B) 1.0% of the outstanding shares of Common Stock on the last day of each prior fiscal year, or (C) such amount as determined by the Board, and (iv) provide for the following additional automatic annual option grants: 10,000 shares to the Chairman of the Audit Committee and 5,000 shares to each other member of the Audit Committee.

4. To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

/s/ GERALD J. BURNETT

Gerald J. Burnett Chairman of the Board and Chief Executive Officer

Redwood Shores, California
April 22, 2003

YOUR VOTE IS IMPORTANT IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

YOUR VOTE IS IMPORTANT
INFORMATION CONCERNING SOLICITATION AND VOTING
PRINCIPAL STOCKHOLDERS
PROPOSAL ONE
ELECTION OF DIRECTORS
PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
PROPOSAL THREE
APPROVAL OF AMENDMENTS TO THE 2000 DIRECTOR OPTION PLAN
EXECUTIVE COMPENSATION AND OTHER MATTERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
PERFORMANCE GRAPH

AVISTAR COMMUNICATIONS CORPORATION

PROXY STATEMENT FOR 2003
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of Avistar Communications Corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday, June 4, 2003 at 1:00 p.m. Pacific Daylight Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California, 94065. The Company’s telephone number at this location is (650) 610-2900.

     These proxy solicitation materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, including financial statements, were first mailed on or about April 22, 2003 to stockholders entitled to vote at the meeting.

Record Date

     Stockholders of record at the close of business on April 7, 2003 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one series of common shares outstanding, designated Common Stock, $.001 par value. At the Record Date, 25,356,821 shares of the Company’s Common Stock were issued and outstanding and held of record by 75 stockholders. The Company is authorized to issue 10,000,000 shares of Preferred Stock and no such shares were issued or outstanding as of the Record Date.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Deliveries to the Company should be addressed to William L. Campbell, Corporate Secretary, 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065.

Voting

     Each share of Common Stock outstanding on the Record Date is entitled to one vote. Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares such stockholder is entitled to vote, or distribute such stockholder’s votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than six candidates. No stockholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate the stockholder’s votes. On all other matters, each share of Common Stock has one vote.

Solicitation of Proxies

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company’s directors, officers and other employees, without additional compensation, personally or by other means.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) who shall be a representative of the Company’s Transfer Agent. The Inspector will determine whether or not a quorum is present. In general, Delaware law also provides that to have a quorum a majority of shares entitled to vote must be present or represented by proxy at the meeting. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy if a quorum is present is required under Delaware law for approval of proposals presented to stockholders.

     The Inspector will treat shares that are voted “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum. Such shares will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) for the election of the nominees for the Board of Directors set forth herein; (ii) for the ratification of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2003; (iii) for the proposed amendments to the Company’s 2000 Director Option Plan; and (iv) at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     If a broker indicates on the enclosed proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter (“Broker Non-Votes”), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals for 2004 Annual Meeting

     Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company no later than December 23, 2003 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting unless the date of the meeting is delayed by more than 30 days from June 4, 2004.

     If a stockholder intends to submit a proposal at the Company’s 2004 Annual Meeting, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give the Company notice no later than March 8, 2004 in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority when and if the proposal is raised at the Company’s 2004 Annual Meeting.

     The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2003 Annual Meeting. As of April 7, 2003, the Company had not received any requests to present matters at the June 4, 2003 Annual Meeting that are not set forth in this Proxy Statement.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 7, 2003 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each of the Named Executive Officers (as defined below under “Executive Compensation and Other Matters — Executive Compensation — Summary Compensation Table”) and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted, the address of each person listed on the table is c/o Avistar Communications Corporation, 555 Twin Dolphin Drive, Suite 360, Redwood Shores, CA 94065.

	Common Stock	Percentage of Common
	Beneficially	Stock Beneficially
Beneficial Owner	Owned (1)	Owned(1)

Gerald J. Burnett(2)	11,322,836	44.7%
Stephen F. Arisco(3)	242,085	*
William L. Campbell(4)	1,295,135	5.1%
Robert J. Habig(5)	192,500	*
James P. Hughes(6)	210,145	*
J. Chris Lauwers(7)	517,071	2.0%
R. Stephen Heinrichs(8) P.O. Box 9093 Incline Village, NV 89452	5,267,714	20.8%
Robert P. Latta(9)	31,000	*
Robert M. Metcalfe(10)	86,300	*
David M. Solo(11)	129,250	*
All directors and current executive officers as a group (11 persons)(12)	19,357,872	76.3%

*	Less than 1%

(1)	Applicable percentage ownership is based on 25,356,821 shares of Common Stock outstanding as of April 7, 2003, together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after April 7, 2003 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2)	The shares are held by Dr. Burnett as a co-trustee of a marital trust, as to which he has sole voting and investing power.

(3)	Includes 228,123 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(4)	The shares are held by Mr. Campbell as co-trustee of a marital trust, as to which he has sole voting and investing power. Also included above are 346,873 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(5)	Includes 192,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(6)	Mr. Hughes was no longer an executive officer of the Company as of December 3, 2002. Ownership information is based on Mr. Hughes’ Form 4 filings provided to the Company, during the required reporting period which ceased on March 4, 2003.

(7)	Includes 258,123 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(8)	5,020,952 shares are held by Heinrichs Revocable Trust, of which Mr. Heinrichs serves as a co-trustee and as to which he has sole voting and investing power. 76,451 shares are held indirectly by Mr. Heinrichs through Fairview Investment Corporation, over which Mr. Heinrichs has sole voting and investment power. Also included above are 170,311 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(9)	Includes 21,000 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(10)	Includes 22,500 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(11)	Includes 29,250 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

(12)	Includes 1,324,930 shares of Common Stock that may be acquired upon exercise of stock options exercisable within 60 days after April 7, 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

     A Board of six directors is to be elected at the Annual Meeting of Stockholders. The nominees for directors to be elected at the Annual Meeting are Gerald J. Burnett, William L. Campbell, R. Stephen Heinrichs, Robert P. Latta, Robert M. Metcalfe and David M. Solo. If elected, each nominee will serve for a one-year term and until his successor is elected and qualified or until his earlier resignation or removal.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s nominees named in this proxy statement, who are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominee to be voted for will be determined by the proxy holders.

Vote Required

     If a quorum is present and voting, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and Broker Non-Votes are not counted in the election of directors.

Information Concerning the Nominees and Incumbent Directors

     The following table sets forth the name and age of each director of the Company as of April 7, 2003, the principal occupation of each, and the period during which each has served as a director of the Company.

Nominees for Director:

Name	Principal Occupation	Age	Director Since

Gerald J. Burnett	Gerald J. Burnett is one of the founders of the Company and has been Chairman of the Company’s Board of Directors, and Chief Executive Officer since March 2000. He is Chairman of the Board of Collaboration Properties, Inc. (CPI), a wholly owned subsidiary of the Company, and has served as a director of CPI since December 1997. From 1993 to 1997, he was a director of Avistar Systems Corporation, a wholly owned subsidiary of the Company that was merged with and into the Company in April 2000, or a principal of its predecessor limited partnership. Dr. Burnett serves on the board of Vicor, Inc., a private supplier of engineering services to the financial services industry, and until 2001, served on the board of Western Data Systems of Nevada, Inc., a private supplier of software to the aerospace and defense industries. He is a member of the Corporation (Board of Trustees) of the Massachusetts Institute of Technology. Dr. Burnett holds a B.S. and an M.S. from the Massachusetts Institute of Technology in electrical engineering and computer science, and a Ph.D. from Princeton University in computer science and communications.	60	1997

Nominees for Director:

Name	Principal Occupation	Age	Director Since

William L. Campbell	William L. Campbell is a founder of the Company and has been a member of the Board of Directors and Executive Vice President of the Company since March 2000. He has been Corporate Secretary of the Company since April 2001 and served as interim Chief Financial Officer from April 2001 to May 2001. He has been President and Chief Executive Officer of CPI since December 1997. Mr. Campbell serves on the board of Vicor and until 2001, served on the board of Western Data Systems of Nevada. Mr. Campbell holds a B.S. in general engineering from the U.S. Military Academy and an M.S. in management from the Sloan School of the Massachusetts Institute of Technology.	55	1997

R. Stephen Heinrichs	R. Stephen Heinrichs is a founder of the Company and has served as a member of the Board of Directors of the Company since March 2000. Until his retirement in April 2001, he was Chief Financial Officer and Corporate Secretary of the Company and its subsidiaries. Mr. Heinrichs served as a director of CPI from December 1997 to April 2001. Since May 2001, Mr. Heinrichs has served as a strategic advisor to the Company. From 1990 until 2001, he served as chairman of the board of directors of Western Data Systems of Nevada. Mr. Heinrichs is a member of the board of directors of Vicor and of Artisan Components, Inc., a provider of intellectual property components for the design and manufacture of integrated circuits. Mr. Heinrichs holds a B.S. in accounting from California State University in Fresno. He is a Certified Public Accountant.	56	1997

Robert P. Latta	Robert P. Latta has served as a member of the Board of Directors of the Company since February 2001. Mr. Latta is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). Mr. Latta joined WSGR in 1979 and has been a partner since 1984. Mr. Latta and WSGR have represented the Company and its predecessors as corporate counsel since 1997. Mr. Latta is a member of the board of directors of Artisan Components. Mr. Latta holds B.A. degrees in Economics and Psychology and a J.D from Stanford University.	49	2001

Nominees for Director:

Name	Principal Occupation	Age	Director Since

Robert M. Metcalfe	Robert M. Metcalfe has served as a member of the Board of Directors of the Company since November 2000. Dr. Metcalfe has been a general partner of Polaris Venture Partners since January 2001. Dr. Metcalfe has served as Vice President of Technology for International Data Group (“IDG”), a publisher of technology, consumer and general how-to books from 1993 to 2001, and has served as a member of the board of directors of IDG since 1992. Dr. Metcalfe founded 3Com Corporation, a provider of networking products and solutions, in 1979, and served in various capacities including Chief Executive Officer, President and Chairman of the Board until 1990. Dr. Metcalfe is a member of the board of directors of Earthlink, Inc. and the Massachusetts Institute of Technology (MIT). Dr. Metcalfe holds Bachelor degrees in electrical engineering and business management from the Massachusetts Institute of Technology, a M.S. degree in applied mathematics from Harvard University and a Ph.D. in computer science from Harvard University. Dr. Metcalfe is a recipient of the IEEE Medal of Honor and is a member of the National Academy of Engineering.	57	2000

David M. Solo	David M. Solo has served as a member of the Company’s Board of Directors since March 2000. Mr. Solo has been a strategic advisor to several companies, including UBS AG since 2000. From 1998 through 1999, he was a member of the UBS Executive Committee. Mr. Solo served as SBC Warburg Chief Operating Officer and Deputy Chief Executive Officer with responsibilities including Logistics and Technology from 1996 to 1998. From 1992 to 1996 he was the Head of Fixed Income & Rate Derivatives Division of SBC Warburg and its predecessor SBC. Mr. Solo holds a B.S. and an M.S. in electrical engineering and computer science from the Massachusetts Institute of Technology.	38	2000

Board of Directors Meetings and Committees

     The Board of Directors of the Company held seven meetings during 2002 and acted by unanimous written consent once. Each director attended, either in person, by teleconference or by video conference, greater than 75% of the meetings held during the period he sat on the Board of Directors and the committees thereof, if any. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not currently have a nominating committee or any committee performing similar functions.

     The Audit Committee currently consists of Messrs. Solo, Metcalfe and Latta. The Audit Committee is responsible for overseeing actions taken by the Company’s independent auditors and reviewing the Company’s internal financial controls. The Audit Committee Charter was amended and restated by the Board of Directors on January 22, 2003. A copy of the amended and restated Audit Committee Charter is attached hereto as Exhibit A. During 2002 the Audit Committee met four times. The report of the Audit Committee for 2002 is included in this Proxy Statement. The Company believes that members of the Audit Committee are independent, as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ (NASD’s) listing standards.

     The Compensation Committee, which currently consists of Messrs. Latta and Metcalfe, is responsible for reviewing salaries, incentives and other forms of compensation for directors and executive officers, and for other employees of the Company as requested by the Board of Directors. In addition, the Compensation Committee reviews the various incentive compensation and benefit plans. The Compensation Committee met three times in 2002. The Compensation Committee Charter was amended and restated by the Board of Directors on January 22, 2003. A copy of the amended and restated Compensation Committee Charter is attached hereto as Exhibit B. The report of the Compensation Committee for 2002 is included in this Proxy Statement.

     The Stock Option Committee was formed on April 10, 2001 by resolution of the Board of Directors of the Company and currently consists of Messrs. Burnett and Campbell. The Stock Option Committee is responsible for reviewing and approving stock option grants under the Company’s 2000 Stock Option Plan to new employees and consultants, and under specific direction from the Board of Directors, to grant retention/recognition options to existing employees, all in accordance with the guidelines and directions established by the Board of Directors. On a regular basis, all actions of the Stock Option Committee are reported to the Compensation Committee and to the Board of Directors. The Stock Option Committee acted by written consent seven times in 2002.

Compensation of Directors

     The Company’s employees do not receive any additional compensation for serving on the Board of Directors. Non-employee directors receive an annual fee of $10,000. All of the Company’s directors may be reimbursed for reasonable travel expenses incurred in attending board meetings.

     The Company’s 2000 Director Option Plan (the “Director Plan”) provides options to non-employee directors of the Company pursuant to an automatic non-discretionary grant mechanism. The exercise price of the options is 100% of the fair market value of the Common Stock on the grant date. The Director Plan currently provides for an initial grant (the “Initial Grant”) to a non-employee director of an option to purchase 25,000 shares of Common Stock. Subsequent to the Initial Grant, each non-employee director is granted an option to purchase 6,000 shares of Common Stock (the “Subsequent Grant”) at the meeting of the Board of Directors following the Annual Meeting of Stockholders, if on the date of the Annual Meeting, the director has served on the Board of Directors for six months or more. The Company is seeking stockholder approval of proposed amendments to the Director Plan as set forth in Proposal Three. The Board of Directors also expects to provide for additional one-time option grants under the Company’s 2000 Stock Option Plan of 50,000 shares of Common Stock to each non-employee director serving in such capacity at the next scheduled meeting of the Board of Directors on April 23, 2003.

     The term of the options granted under the Director Plan is ten years, but the options expire three months following the termination of the optionee’s status as a director, or 12 months following the termination, if the termination is due to death or disability. The Initial Grants and the Subsequent Grants become exercisable at a rate of one-fourth of the shares on each anniversary of the grant date. In July 2002, Messrs. Latta, Metcalfe and Solo were each granted an annual option to purchase 6,000 shares of the Company’s Common Stock, each at an exercise price of $0.76 per share under the Company’s Director Plan.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is currently, or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation Committee, or executive officer of the Company, serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

     The Company’s Board of Directors unanimously recommends voting “For” the nominees set forth herein.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected KPMG LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2003, and recommends that stockholders vote for ratification of such appointment. The decision of the Board of Directors to appoint KPMG LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with KPMG LLP in all of these respects.

     KPMG LLP has audited the Company’s financial statements since May 2002 when it replaced Arthur Andersen LLP. Representatives of KPMG LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

     For fiscal 2002, KPMG LLP billed the Company $105,000 in fees for the audit of its annual financial statements included in its annual report on Form 10-K, and review of the Company’s unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q.

Tax Fees and All Other Fees

     KPMG LLP did not provide, and the Company did not pay KPMG LLP for, any other professional services to the Company in the fiscal year ended December 31, 2002. The Company did not engage KPMG LLP to provide advice regarding financial information systems design and implementation during fiscal 2002.

     The Audit Committee considered whether the services rendered by KPMG LLP were compatible with maintaining KPMG LLP independence as accountants of the Company’s financial statements.

Vote Required

     Stockholder ratification of the selection of KPMG LLP as the Company’s independent accountants is not required by any applicable legal requirement. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and in the best interests of the Company’s stockholders.

     If a quorum is present and voting, the affirmative vote of a majority of the shares voting shall be required to ratify the appointment of KPMG LLP. Abstentions and “broker non-votes” are not counted in the ratification of KPMG LLP’s appointment.

Change in Independent Accountants

     On May 3, 2002, the Company dismissed Arthur Andersen LLP, or AA, as the Company’s independent public accountants, a capacity in which the firm had served for several years, and on such date also selected KPMG LLP to replace AA in this role. The decision to change the Company’s independent accountants was approved by the Company’s Audit Committee and its Board of Directors.

     During the Company’s fiscal years ended December 31, 2001 and 2000, there were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s consolidated financial statements for such years. The audit reports of AA on our consolidated financial statements for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. No reportable event, as described in Item 304(a)(1)(v) of Regulation S-K, occurred during the fiscal years ended December 31, 2001 and 2000.

     During the Company’s fiscal years ended December 31, 2001 and 2000, the Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company’s Board unanimously recommends a vote “For” the ratification of the appointment of KPMG LLP as independent accountants.

PROPOSAL THREE

APPROVAL OF AMENDMENTS TO THE 2000 DIRECTOR OPTION PLAN

     The 2000 Director Option Plan (the “Director Plan”) was adopted by the Board of Directors and approved by the stockholders in April 2000 and amended with the approval of the Board of Directors and the stockholders in June 2001. In April 2003, the Board of Directors authorized further amendments to the Director Plan, subject to stockholder approval, to (i) increase the initial option grant to the Company’s non-employee directors from 25,000 shares to 50,000 shares of Common Stock and the annual grant of stock options to the Company’s non-employee directors from 6,000 shares to 25,000 shares of Common Stock, (ii) increase the number of shares currently reserved for grant under the Director Plan by 104,000 shares to a new total of 464,000 shares, (iii) amend the automatic annual increase to the number of shares reserved under the plan to equal the lesser of (A) 175,000 shares, (B) 1.0% of the outstanding shares of Common Stock on the last day of each prior fiscal year, or (C) such amount as determined by the Board, and (iv) provide for the following additional automatic annual option grants: 10,000 shares to the Chairman of the Audit Committee and 5,000 shares to each other member of the Audit Committee.

     The Director Plan provides for the automatic grant of non-statutory stock options to non-employee directors in order to assist the Company in attracting, retaining and motivating the best available persons for membership on the Board of Directors and its committees. Since its inception, the Company has provided stock options as an incentive to its non-employee directors as means to promote increased stockholder value. The Company believes stock options are one of the primary methods of attracting and retaining key members of the Board of Directors responsible for overseeing the continued development and growth of the Company’s business. In addition, stock options are considered a competitive necessity in the high technology industry.

     The Company believes that recent regulatory developments in the areas of corporate governance and financial reporting have resulted in increased demand for qualified and capable public company directors. As a result of increased competition for such directors and the increase in statutory responsibilities of such directors, the Company believes that the amendments to the Director Plan are necessary for the Company to continue to attract and retain the best available persons for service as non-employee members of the Board of Directors and its committees. The amendments to the Director Plan will become effective immediately upon stockholder approval.

     As of the Record Date, options for 234,000 shares of Common Stock were outstanding under the Director Plan, and 126,000 shares of Common Stock remained available for future option grants.

Vote Required

     If a quorum is present, the affirmative vote of a majority of the shares present, entitled to vote and cast at the Annual Meeting will be required to approve the amendments to the Director Plan.

     Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote “against” the proposal.

Terms of the Director Plan

     The following is a summary of the principal features of the Director Plan, as revised by the proposed amendments. A copy of the proposed Director Plan will be furnished by the Company to any stockholder upon written request to the Corporate Secretary located at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, CA 94065.

     Purpose

     The purposes of the Director Plan are to attract and retain the best available personnel for service as non-employee directors of the Company, to provide additional incentive to non-employee directors of the Company to serve as directors and to encourage their continued service on the Board of Directors.

     Administration and Grants of Options under the Director Plan

     All grants of options to non-employee directors under the Director Plan are automatic and nondiscretionary and are to be made in accordance with the terms and conditions of the Director Plan. The Director Plan in its current form provides that each person who becomes a non-employee director will automatically be granted an option to purchase 25,000 shares of Common Stock of the Company upon joining the Board of Directors, provided that an employee director who ceases to be an employee but remains a director will not receive such an option grant. The Director Plan, amended as proposed, would provide that each person who becomes a non-employee director will automatically be granted an option to purchase 50,000 shares of Common Stock of the Company upon joining the Board of Directors, excluding former employee directors.

     The Director Plan in its current form provides that on the date of the meeting of the Board of Directors immediately following each annual meeting of stockholders during the term of the Director Plan, each non-employee director will be automatically granted an option to purchase 6,000 shares of Common Stock, provided that such director is a non-employee director and such director has served on the Board of Directors for at least the preceding six (6) months. The Director Plan, amended as proposed, would provide that, on the date of the meeting of the Board of Directors immediately following each annual meeting of stockholders during the term of the Director Plan, (i) each non-employee director will be automatically granted an option to purchase 25,000 shares of Common Stock, provided that such director is a non-employee director and such director has served on the Board of Directors for at least the preceding six (6) months, (ii) the Chairman of the Audit Committee will be automatically granted an option to purchase an additional 10,000 shares of Common Stock, and (iii) each other member of the Audit Committee will be automatically granted an option to purchase an additional 5,000 shares of Common Stock.

     The Director Plan in its current form provides that each non-employee director that served on the Board as of June 12, 2001 shall be automatically granted a one-time option to purchase 60,000 shares at an exercise price equal to 100% of the fair market value on such date. Such grants were made in June 2001 to Messrs. Brody, Metcalfe, Solo and Latta in accordance with the Plan. The Board of Directors expects to provide for additional one-time option grants to non-employee directors outside of the Director Plan pursuant to the Company’s 2000 Stock Option Plan. These grants would involve options to purchase 50,000 shares of Common Stock and the Company expects to make such grants to each non-employee director serving in such capacity at the next scheduled meeting of the Board of Directors on April 23, 2003. These one-time grants would be made at an exercise price per share equal to fair market value of the Company’s Common Stock on the date of grant and such options would become exercisable at a rate of one-fourth of the shares on each anniversary of the grant date. These one-time grants are intended to improve the treatment of current non-employee directors in light of the higher initial grants to be received by future non-employee directors in order to encourage the continued service of existing non-employee directors.

     Eligibility

     The Director Plan provides that non-statutory stock options may be granted to non-employees, or outside directors of the Company. As of December 31, 2002, there were three directors eligible to receive automatic annual option grants under the Director Plan: Messrs. Latta, Metcalfe and Solo. Mr. Heinrichs will become eligible to receive stock option grants under the Director Plan on June 1, 2003.

Shares Reserved for Issuance

     The Director Plan in its current form provides for 360,000 shares of Common Stock to be reserved for issuance thereunder. The Director Plan in its current form provides for an annual increase to the number of shares reserved thereunder on the first day of the Company’s fiscal year, beginning with January 1, 2001, equal to the lesser of (i) 30,000 shares, (ii) 0.20% of the outstanding shares of Common Stock on the last day of each prior fiscal year or (iii) such amount as determined by the Board. The Director Plan, amended as proposed, would provide for an increase in the number of shares of Common Stock reserved thereunder of 104,000 shares to a new total of 464,000 shares of Common Stock. The Director Plan, amended as proposed, would also provide for an increase in the number of shares reserved thereunder on the first day of the Company’s fiscal year, beginning with January 1, 2004, equal to the lesser of (i) 175,000 shares, (ii) 1.0% of the outstanding shares of Common Stock on the last day of each prior fiscal year, or (iii) such amount as determined by the Board.

Terms of Options

     Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Each option granted under the Director Plan is subject to the following additional terms and conditions:

     (1)  Exercise of the Option: Options granted under the Director Plan are exercisable only while the non-employee director remains a director of the Company, except as described below. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, delivery of already-owned shares of the Company’s Common Stock subject to certain conditions, pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes, or any combination of the foregoing methods of payment. An Option may not be exercised for a fraction of a share.

     (2)  Option Price: The option price of all stock options under the Director Plan is set at the fair market value of the Common Stock on the date the option is granted. For purposes of the Director Plan, fair market value is defined as the closing sale price per share of the Common Stock on the date of grant as reported on The NASDAQ SmallCap Market.

     (3)  Termination of Continuous Status as Director: The Director Plan provides that if the optionee’s status as a Director is terminated for any reason, other than death or disability, the option may be exercised within three months of the date of termination, but only to the extent the option was exercisable on the date of termination and in no event later than the expiration of the term of the option.

     (4)  Death: If an optionee should die, the option shall remain exercisable for twelve months following the optionee’s death, but only to the extent the option was exercisable on the date of death and in no event later than the expiration of the term of the option.

     (5)  Disability: If an optionee’s status as a Director terminates as a result of total and permanent disability, the option shall remain exercisable for twelve months following the date of such termination, but only to the extent the option was exercisable on the date of termination and in no event later than the expiration of the term of the option.

     (6) Term of Options: The term of each option is ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

     (7)  Nontransferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

Adjustment Upon Changes in Capitalization, Merger or Sale of Assets

     In the event any change, such as a stock split or dividend, is made in the Company’s capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the option price and in the number of shares subject to each option. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all assets of the Company, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares as to which would not otherwise be exercisable. In the event that the options are assumed or substituted and the optionee’s status as a director of the Company or director of the successor corporation is terminated other than by voluntary resignation, the option will become fully exercisable, including shares for which it would not otherwise be exercisable. In the event that options become exercisable in lieu of assumption or substitution, the Board of Directors is to notify optionees that all options shall be fully exercisable for a period of 15 days, after which such options shall terminate.

Amendment and Termination

     The Board of Directors may amend, alter, suspend or terminate the Director Plan at any time and for any reason. No action by the Board of Directors or stockholders may alter or impair any option previously granted under the Director Plan without the written consent of the optionee. In addition, the Company will obtain stockholder approval of any amendment of the Director Plan as necessary to comply with any applicable law, regulation or stock exchange rule. Unless earlier terminated by the Board of Directors, the Director Plan will terminate in April 2010.

Tax Information

     The Company may grant non-statutory options pursuant to the Director Plan. Non-statutory options are options that do not qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code. An optionee will not recognize any taxable income at the time he is granted a non-statutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than twelve months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains, and up to $3,000 against other income.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Director Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Director Plan

     During fiscal 2002, all non-employee directors as a group were granted options to purchase a total of 18,000 shares pursuant to the Director Plan. Please see the section captioned “Compensation of Directors” in this Proxy Statement for further information with respect to option grants made to the Company’s non-employee directors during 2002. During fiscal 2003, if the amendments to the Director Plan are approved, the Company expects to grant options to purchase 120,000 shares of Common Stock to current directors who are not executive officers as a group. The Board of Directors also expects to provide for additional one-time option grants under the Company’s 2000 Stock Option Plan of 50,000 shares of Common Stock to each non-employee director serving in such capacity at the next scheduled meeting of the Board of Directors on April 23, 2003.

     The Company’s Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the amendments to the Director Plan.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers and one former officer (collectively with the Chief Executive Officer, the “Named Executive Officers”) of the Company in 2002 for services rendered in all capacities to the Company for the years indicated.

							Long-Term
							Compensation
							Awards

							Number of
							Securities	Other
			Annual Compensation				Underlying	Compensation

Name and Principal Position	Fiscal Year		Salary($)		Bonus($)		Options(#)(1)	$

Gerald J. Burnett	2002		200,000		—		—	—
Chairman of the Board and Chief Executive	2001		200,000		—		—	—
Officer	2000		199,000		—		—	—

Stephen F. Arisco	2002		156,000		—		60,000	—
Vice President, Operations and Customer Support	2001		154,500		—		50,000	—
	2000		150,000		—		120,000	—

William L. Campbell(2)	2002		200,000		—		150,000	—
Vice Chairman, Executive Vice President and	2001		200,000		—		150,000	—
Corporate Secretary	2000		200,000		—		335,000	4,341 (4)

Robert Habig	2002		202,500		—		70,000	—
Chief Financial Officer	2001		166,611		—		350,000	—
	2000	(5)	—		—		—	—

James P. Hughes	2002		223,910	(6)	—		70,000	9,850 (4)
President (Resigned: December 3, 2002)	2001		212,812		—		150,000	—
	2000		203,503		24,363	(3)	409,058	—

J. Chris Lauwers	2002		189,375		—		70,000	—
Chief Technology Officer	2001		183,535		—		100,000	—
	2000		171,629		—		100,000	—

(1)	These shares are subject to exercise under stock options granted under the Company’s 2000 Stock Option Plan. See “— Option Grants in Last Fiscal Year.”

(2)	Also serves as Chief Executive Officer and President of Collaboration Properties, Inc.

(3)	Represents commissions earned.

(4)	Reimbursement for medical and/or term life insurance premiums paid by the Company.

(5)	Mr. Habig joined the Company in May 2001.

(6)	Includes $37,506 in severance and vacation payments made to Mr. Hughes upon his resignation from the Company. An additional $67,500 in severance will be paid to Mr. Hughes by April 30, 2003. As of January 3, 2003, all of Mr. Hughes’ outstanding options expired.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock options awarded to each of the Named Executive Officers during 2002. All such options were awarded under the Company’s 2000 Stock Option Plan.

	Individual Grants

					Potential Realizable Value
	Number of	Percent of			at Assumed Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted to	Exercise Price		Option Term(1)
	Options	Employees	Per Share	Expiration
Name	Granted(#)	in 2002(%)	($)(2)(3)	Date	5%($)	10%($)

Gerald J. Burnett	—	—	$—	—	$—	$—
Stephen F. Arisco	10,000	0.8%	2.19	1/23/12	35,673	56,803
	50,000	3.9%	1.21	5/14/12	98,548	156,921
William L. Campbell	150,000	11.6%	1.21	5/14/12	295,644	470,764
Robert J. Habig	70,000	5.4%	1.21	5/14/12	137,967	219,690
James P. Hughes	70,000	5.4%	1.21	5/14/12	137,967	219,690
J. Chris Lauwers	70,000	5.4%	1.21	5/14/12	137,967	219,690

(1)	The potential realizable values are based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant to the expiration of the ten year option term (or such shorter option term applicable to an affiliate). These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company’s estimate of future price growth.

(2)	Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, as determined by reference to the closing sale price of the Common Stock on The NASDAQ National Market on the date of the grant, except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Company’s Common Stock was transferred to, and began trading on, The NASDAQ Small Cap Market on October 30, 2002.

(3)	Payment for shares issued upon exercise of an option may consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of shares acquired upon exercise of an option either have been owned by the optionee for more than six months on the date of surrender, and (y) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (iv) consideration received under a cashless exercise program implemented by the Company, (v) delivery of a properly executed exercise notice and any other such documents as the Administrator shall require and delivery to the Company of the sale proceeds required to pay the exercise price, or (vii) such other consideration and method of payment for the issuance of shares to the extent permitted under applicable laws.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during 2002 and the value of stock options held as of December 31, 2002 by the Named Executive Officers. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2002. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the December 31, 2002 price of the Company’s common stock.

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options at
	Shares		December 31, 2002		December 31, 2002($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized(#)(1)	Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable

Gerald J. Burnett	—	$—	—	—	$—	$—
Stephen F. Arisco	—	—	193,748	146,252	—	—
William L. Campbell	—	—	269,685	365,315	—	—
Robert J. Habig	—	—	131,250	288,750	—	—
James P. Hughes(3)	—	—	534,998	0	—	—
J. Chris Lauwers	—	—	218,748	176,252	—	—

(1)	Fair market value of the Company’s Common Stock as of the date of exercise minus the exercise price.

(2)	Fair market value is the closing sale price of the Company’s Common Stock as of December 31, 2002 ($0.23) as reported on The NASDAQ Small Cap Market minus the exercise price. The Company’s Common Stock was transferred to, and began trading on the NASDAQ Small Cap Market on October 30, 2002

(3)	All of Mr. Hughes’ Vested Options expired 30 days after Mr. Hughes’ resignation on December 3, 2002. Unvested Options expired on December 3, 2002.

Equity Compensation Plan Information

     The following table provides information as of December 31, 2002 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C

Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in Column
Plan Category	and rights	and rights	A)

Equity compensation plans approved by security holders	5,180,730 (1)	$4.42	2,684,606 (2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,180,730	$4.42	2,684,606

(1)	This number reflects the number of securities to be issued upon exercise of outstanding options under the 2000 Director Option Plan (“Director Plan”) and the 1997 Stock Option Plan and the 2000 Stock Option (the “2000 Option Plan”) of the Company. This number excludes purchase rights accruing under the Employee Stock Purchase Plan (“Purchase Plan”). The Purchase Plan authorizes the granting of stock purchase rights to eligible employees during two-year offering periods with exercise dates approximately every six months. Shares are purchased through employee payroll deductions at purchase prices equal to 85% of the lesser of the fair market value of the Company’s Common Stock at either the first day of each offering period or the date of purchase.

(2)	Includes 526,985 shares available for issuance under the 2000 Option Plan, 66,000 shares available for issuance under the Director Plan and 2,091,621 shares available for issuance under the Purchase Plan. No securities are available for future issuance under the 1997 Stock Option Plan. The 2000 Option Plan provides for an annual increase in the number of shares of Common Stock reserved for issuance thereunder on the first day of the Company’s fiscal year in an amount equal to the lesser of (x) 6,000,000 shares, (y) four percent (4.0%) of the outstanding shares of the Company as of the last day of the prior fiscal year or (z) such lesser amount as determined by the Board. The Director Plan currently provides for an annual increase to the number of shares reserved thereunder on the first day of the Company’s fiscal year equal to the lesser of (x) 30,000 shares, (y) two-tenths of one percent (0.2%) of the outstanding shares of Common Stock of the Company on such date or (z) such amount as determined by the Board; however, see Proposal Three. The Purchase Plan provides for an annual increase in the number of shares of Common Stock reserved thereunder on the first day of the Company’s fiscal year in an amount equal to the lesser of (x) 900,000 shares, (y) three percent (3.0%) of the outstanding shares of the Company on the last day of the prior fiscal year or (z) such amount as determined by the Board. Under the terms of the Plans, on January 1, 2003, 1,011,957 and 30,000 shares were added to the 2000 Option Plan and the Director Plan, respectively. No shares were added to the Purchase Plan on January 1, 2003.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors (the “Committee”) reviews and evaluates the Company’s accounting principles and its system of internal accounting controls and monitors the corporate financial reporting of the Company. It also recommends the appointment of the Company’s independent auditors and approves the services performed by the independent auditors.

     The Committee received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No.1, “Independence Discussion with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and responsibilities, budget and staffing. The Committee also reviewed with the independent auditor their audit plan, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee reviewed the quarterly financial statements, and discussed the audited financial statements of the Company as of and for the year ended December 31, 2002, with management and the independent auditors. Management had the responsibility for the preparation of the Company’s financial statements and the independent auditors had the responsibility for the examination of those statements. The Committee’s responsibility is to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. As such, the Committee has relied, without independent verification, on management’s representations that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with the generally accepted accounting principles and on the representations of the independent auditors, included in their report on the Company’s financial statements.

     Based on its review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company file with the Securities and Exchange Commission the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Committee also recommended the reappointment, subject to stockholder ratification, of the independent auditors, and the Board concurred in such recommendation.

     Respectfully submitted by the Audit Committee of the Company’s Board of Directors:

Robert P. Latta, Esq.
Dr. Robert M. Metcalfe
David M. Solo

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors reviews and approves the Company’s executive compensation policies. The following is the report of the Compensation Committee describing the compensation policies and rationales applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 2002. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table above.

Compensation Philosophy

     The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company’s executive compensation program, therefore, is to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. To achieve these goals, the Compensation Committee has established an executive compensation program primarily consisting of cash compensation and stock options.

     The cash component of total compensation, which consists primarily of base salary, is designed to compensate executives competitively within the industry and marketplace. Generally, executive officer salaries are targeted at or above the average rates paid by competitors so as to enable the Company to attract, motivate and retain highly skilled executives. Executive salaries in fiscal 2001 were established by the Compensation Committee based upon the Radford Survey, a nationally recognized executive compensation survey, and the recommendations of an independent outside consultant retained by the Company. Using the comparable recommended salary ranges, the Compensation Committee established the 2002 salaries for executives based on job responsibilities, level of experience, individual performance and contribution to the business. Such salaries were generally set at the 60th percentile of salary levels recommended by the Radford Survey. In July 2001, all officer salaries were adjusted downward by 10% as a temporary cost saving measure. The salary adjustment remained in effect as of April 7, 2003.

     In addition to base salary, the Company occasionally pays bonuses to its executive officers, based on individual and overall Company performance although the Company does not have a formal bonus plan. No such bonuses were paid to executive officers in 2002. Sales executives are also eligible for additional cash payments above their base salaries for achieving specific performance goals or in connection with sales commissions.

     The Company provides long-term incentives through its 2000 Stock Option Plan (the “Plan”). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company’s common stock on the date of grant except in the case of executive officers who hold more than 10% of the outstanding voting stock, in which case the exercise price equals 110% of the fair market value on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals.

     During fiscal 2002, the compensation of Gerald J. Burnett, the Company’s Chairman of the Board of Directors and Chief Executive Officer, consisted of a total salary of $200,000 The Committee reviewed the Chief Executive Officer’s salary, without Mr. Burnett’s presence, using the same criteria and policies as are employed for the other executive officers. Specific factors considered in compensation decisions regarding Mr. Burnett included CEO compensation among the Company’s peer group of companies, publicly available compensation survey results, the Company’s revenue and operating income in 2002, the strategic decisions made by Mr. Burnett and the overall contribution of Mr. Burnett to the Company’s business in 2002.

Section 162(m)

     The Compensation Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers, unless compensation is performance-based.

     Respectfully submitted by the Compensation Committee of the Company’s Board of Directors.

Dr. Robert M. Metcalfe
Robert P. Latta, Esq.

Certain Transactions

Transactions with UBS Warburg LLC

     UBS Warburg LLC and its affiliates have purchased systems and services from the Company in the past and may continue to do so in the future. In 2002, such purchases constituted 8.6% of the Company’s revenue. David M. Solo, one of the Company’s directors, was an executive officer of UBS AG, an affiliate of UBS Warburg LLC, during 2000, and continues to act as a strategic advisor to UBS AG. Mr. Barry McQuain, an employee of UBS Warburg, served as a director of the Company’s intellectual property subsidiary, Collaboration Properties from May 2001 until December 2002.

Transactions with Management and Others

     On February 27, 2002, the Company entered into a Loan and Security Agreement with a financial institution (the “Bank”) to borrow up to $4.5 million as a revolving line of credit and $0.5 million as an equipment term loan. On December 15, 2002, the Company entered into an amendment to the Loan and Security Agreement to increase the maximum funds available there under to $6.0 million and extend the term of the agreement. The agreement, as amended, retains a first priority security interest in all the Company’s assets, excluding intellectual property. Gerald Burnett, the Company’s Chairman and Chief Executive Officer has provided a collateralized guarantee, assuring payment of the Company’s obligations under the agreement and as a consequence, a number of restrictive covenants from the original Loan and Security agreement have been deleted in the amendment, allowing the Company greater access to the full amount of the facility. In addition, Gerald Burnett has provided to the Company a commitment to provide funds up to $6.0 million (inclusive of any funds drawn by the Company and subject to his collateralized guarantee of the Company’s obligation to the Bank) through February 27, 2004 in the event that the amended Loan and Security Agreement is not sufficiently available to the Company for any reason. As of December 31, 2002 the Company did not have any outstanding borrowings under this line of credit.

     For his services to the Company, the Company paid Mr. Heinrichs, a director of the Company, $211,000 in 2002 pursuant to the Separation Agreement between Mr. Heinrichs and the Company dated April 26, 2001. The Company also agreed to procure, or reimburse, medical, dental, term life, and disability insurance for Mr. Heinrichs and his wife until May 31, 2003.

     Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), is a law firm that has provided legal services to the Company since its inception, and prior to that, to its predecessor entities. For the year ended December 31, 2002, the Company paid WSGR $144,817 for legal fees. Mr. Latta, a director of the Company, is a partner of WSGR. It is anticipated that WSGR will continue to provide legal services to the Company in the current year.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of The NASDAQ National Market, U.S. Index and a group of industry peers within the communications software infrastructure and video communications industries (the “Industry Peer Group”) for the period commencing August 17, 2000 and ending on December 31, 2002. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year. The Company’s Common Stock was transferred from The NASDAQ National Market to The NASDAQ SmallCap Market on October 30, 2002

Total Return Analysis
	8/17/2000	12/29/2000	12/31/2001	12/31/2002

Avistar Communications Corp.	$100.00	$48.00	$21.33	$2.45
Peer Group	$100.00	$35.67	$30.98	$20.95
NASDAQ Composite	$100.00	$62.69	$49.49	$33.89

(1)	The above graph sets forth the cumulative total return to Avistar’s shareholders during the period from August 17, 2000 to December 31, 2002. The graph assumes the investment on August 17, 2000 (the date of the Company’s initial public offering) of $100 in the Common Stock of the Company, The NASDAQ Stock Market Index, and an Industry Peer Group. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)	The Industry Peer Group consists of Webex Communications, Inc., RealNetworks Inc., Packeteer, Inc., and Radvision Ltd. Although the companies included in the industry peer group were selected because of similar industry characteristics, they are not entirely representative of the Company’s business.

     The information contained above under the captions “Report of the Audit Committee of the Board of Directors,” “Report of the Compensation Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that during 2002, all executive officers, directors and greater than ten percent stockholders complied with all applicable filing requirements.

Other Matters

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 22, 2003

Exhibit A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

AVISTAR COMMUNICATIONS CORPORATION

(As amended and restated January 22, 2003)

PURPOSE:

     The purpose of the Audit Committee of the Board of Directors of Avistar Communications Corporation (the “Company”) shall be to:

•	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls;

•	Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

•	Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom; and

•	Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

SCOPE & POLICY:

     Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company’s stockholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.

MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200; (ii) Section 10A(m) of the Securities Exchange Act of 1934, as amended, and (iii) Section 301 of the Sarbanes-Oxley Act of 2002;

•	Each member will be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, in accordance with The NASDAQ National Market Audit Committee requirements; and

•	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:

•	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	Appointing, compensating, determining funding for and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) as set forth in Section 301 of the Sarbanes-Oxley Act for the purpose of preparing or issuing an audit report or related work;

•	Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) as set forth in Section 202 of the Sarbanes-Oxley Act; in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

•	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by (i) reviewing the independent auditors’ proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them; (iii) reviewing the independent auditors’ peer review conducted every three years; (iv) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and (v) reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

•	Reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

•	Reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	Providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	Reviewing the Company’s compliance with employee benefit plans;

•	If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

•	As appropriate, engaging, obtaining advice and assistance from and determine funding for outside legal, accounting or other advisors as set forth in Section 301 of the Sarbanes-Oxley Act;

•	Reviewing and approving in advance any proposed related party transactions;

•	Reviewing its own charter, structure, processes and membership requirements;

•	Providing a report in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

MEETINGS:

     The Audit Committee will meet at least four times each year and approve (remotely, in person or by teleconference) SEC filings at least four times each year. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Committee’s charter.

COMPENSATION:

     Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board of Directors.

     Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

DELEGATION OF AUTHORITY:

     The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Exhibit B

CHARTER FOR THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF AVISTAR COMMUNICATIONS CORPORATION

(As amended January 22, 2003)

PURPOSE:

     The purpose of the Compensation Committee established pursuant to this charter is to assume oversight responsibility for the executive compensation policies and strategies of Avistar Communications Corporation and its subsidiaries (the “Company”) and to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees.

     The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

STATEMENT OF PHILOSOPHY:

     The philosophy of the Compensation Committee is to provide compensation to the Company’s officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company’s business.

MEMBERSHIP:

     The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors. The Compensation Committee shall consist of at least two members and shall be composed:

•	At least two “Outside Directors” as such term is defined with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended; and

•	At least two “Non-employee Director” within the meaning of Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, as amended.

     Subject to the foregoing, the Compensation Committee may include members who are not Outside Directors nor Non-employee Directors provided that such members abstain or recuse themselves from all voting of the Compensation Committee relating to equity compensation of any officer or director of the Company.

RESPONSIBILITIES:

     The responsibilities of the Compensation Committee include:

1.	Establish and administer general compensation goals and philosophies for the Company’s employees at all levels, including general performance goals and measurement guidelines for the determination of bonuses and other forms of incentive compensation, and determine whether such performance goals are attained;

2.	The Compensation Committee shall annually review and approve for the CEO and the executive officers of the Company (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements, and change in control agreements/provisions, and (e) any other benefits, compensation or arrangements;

3.	Reviewing and making recommendations from time to time to the Board of Directors regarding general equity and cash compensation incentives for the outside directors on the Board of Directors;

4.	Acting as administrator of the Company’s equity incentive plans. In its administration of the plans, the Compensation Committee may, pursuant to authority delegated by the Board of Directors (i) grant stock options or stock purchase rights to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Securities Exchange Act of 1934 in compliance with Rule 16b-3 promulgated thereunder, and in accordance with procedures and guidelines as may be established by the Board of Directors, and (ii) amend such stock options or stock purchase rights. The Compensation Committee shall also make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder;

5.	Reviewing and making recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company;

6.	Preparing a report (to be included in the Company’s proxy statement) which describes: (a) the criteria on which compensation paid to the Chief Executive Officer and other executive officers for the last completed fiscal year is based; (b) the relationship of such compensation to the Company’s performance; and (c) the Compensation Committee’s executive compensation policies applicable to executive officers;

7.	Authorizing the repurchase of shares from terminated employees pursuant to applicable law;

8.	The Compensation Committee may form and delegate authority to subcommittees when appropriate;

9.	The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

10.	The Compensation Committee shall annually review its own performance; and

11.	The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used by the Company to assist in the evaluation of CEO or executive officer compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

MEETINGS:

     It is anticipated that the Compensation Committee will meet at least two (2) times each year. However, the Compensation Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

     At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

MINUTES:

     The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

     The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for action and copies of the written minutes of its meetings.

DETACH HERE	ZAVIC2

PROXY

AVISTAR COMMUNICATIONS CORPORATION

2003 ANNUAL MEETING OF STOCKHOLDERS

JUNE 4, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of AVISTAR COMMUNICATIONS CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 22, 2003, and hereby appoints Gerald J. Burnett and William L. Campbell each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of AVISTAR COMMUNICATIONS CORPORATION to be held on June 4, 2003 at 1:00 p.m. local time, at 555 Twin Dolphin Drive, Suite 360, Redwood Shores, California 94065 and at any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

AVISTAR COMMUNICATIONS CORP.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZAVIC1

☒	Please mark votes as in this example

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.

1.	Election of Directors.

NOMINEES:	(01) Gerald J. Burnett, (02) William L. Campbell,
(03) R. Stephen Heinrichs, (04) Robert P. Latta,
(05) Robert M. Metcalfe and (06) David M. Solo

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

☐					☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.	☐	☐	☐
3.	To approve amendments to the Company’s 2000 Director Option Plan as described in the Proxy Statement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only Stockholders of record at the close of business on April 7, 2003 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return this proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:____________________________________________ Date:________________ Signature:____________________________________________ Date:________________

APPENDIX TO THE
DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A OF
AVISTAR COMMUNICATIONS CORPORATION

Not included in stockholder mailing.

Appendix A – 2000 Director Option Plan of Avistar Communications Corporation,
amended as proposed

DRAFT

AVISTAR COMMUNICATIONS CORPORATION

2000 DIRECTOR OPTION PLAN

(As Amended Effective June 2003)

(Subject to stockholder approval)

     1.     Purposes of the Plan. The purposes of this 2000 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

          All options granted hereunder shall be nonstatutory stock options.

     2.     Definitions. As used herein, the following definitions shall apply:

          (a) “Board” shall mean the Board of Directors of the Company.

          (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (c) “Common Stock” shall mean the common stock of the Company.

          (d) “Company” shall mean Avistar Communications Corporation, a Delaware corporation.

          (e) “Director” shall mean a member of the Board.

          (f) “Disability” shall mean total and permanent disability as defined in section 22(e)(3) of the Code.

          (g) “Employee” shall mean any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

          (h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

               (i) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j) “Inside Director” shall mean a Director who is an Employee.

          (k) “Option” shall mean a stock option granted pursuant to the Plan.

          (l) “Optioned Stock” shall mean the Common Stock subject to an Option.

          (m) “Optionee” shall mean a Director who holds an Option.

          (n) “Outside Director” shall mean a Director who is not an Employee.

          (o) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (p) “Plan” shall mean this 2000 Director Option Plan.

          (q) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (r) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3.     Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 464,000 Shares (the “Pool”) (the Shares may be authorized, but unissued, or reacquired Common Stock), together with an annual increase to the number of Shares reserved thereunder on the first day of the Company’s fiscal year, beginning with January 1, 2004, equal to the lesser of (i) 175,000 Shares, (ii) 1.0% of the outstanding Shares of Common Stock on the last day of each prior fiscal year or (iii) such amount as determined by the Board.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.     Administration and Grants of Options under the Plan.

          (a) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

               (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

               (ii) Each Outside Director shall be automatically granted a one-time Option to purchase 50,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option. The First Option for an Outside Director who has not previously received a stock option grant from the Company shall be for 50,000 Shares.

               (iii) Each Outside Director shall subsequently be automatically granted an Option to purchase Shares (a “Subsequent Option”) on the date of the next meeting of the Board following the Annual Meeting of Stockholders in each year commencing with the 2001 Annual Meeting of Stockholders provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months. The Subsequent Option shall be for 25,000 Shares.

               (iv) Each Outside Director who is a member of the Audit Committee of the Board of Directors shall also be automatically granted an additional Option to purchase Shares (a “Subsequent Audit Committee Option”) on the date of the next meeting of the Board following the Annual Meeting of Stockholders in each year commencing with the 2003 Annual Meeting of Stockholders provided he or she is then a member of the Audit Committee of the Board of Directors. The Subsequent Audit Committee Option shall be for 10,000 Shares for the Chairman of the Audit Committee and 5,000 Shares for each other member of the Audit Committee.

               (v) Each Outside Director serving on the Board as of June 12, 2001 shall be automatically granted an Option to purchase 60,000 Shares at an exercise price equal to 100% of the fair market value on such date (a “One-Time Option”), subject to stockholder approval at the Company’s 2001 Annual Meeting of Stockholders.

               (vi) Notwithstanding the provisions of subsections (ii), (iii), (iv) and (v) hereof, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 16 hereof.

               (vii) The terms of a First Option granted hereunder shall be as follows:

                    (A) the term of the First Option shall be ten (10) years.

                    (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option provided, however, that in the case of a First Option granted on the effective date of the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission, the exercise price per share shall be the initial public offering price per share.

                    (D) subject to Section 10 hereof, the First Option shall become exercisable as to 1/4 of the Shares subject to the First Option on the first, second, third and fourth anniversaries of the date of grant, so that the First Option shall be fully exercisable four years after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

               (viii) The terms of a Subsequent Option granted hereunder shall be as follows:

                    (A) the term of the Subsequent Option shall be ten (10) years.

                    (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

                    (D) subject to Section 10 hereof, the Subsequent Option shall become exercisable cumulatively with respect to 1/4th of the Subsequent Option at the end of each year after the date of grant, so that the Subsequent Option shall be fully exercisable four years after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

               (ix) The terms of a One-Time Option granted hereunder shall be as follows:

                    (A) the term of the One-Time Option shall be ten (10) years.

                    (B) the One-Time Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                    (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the One-Time Option.

                    (D) subject to Section 10 hereof, the One-Time Option shall become exercisable cumulatively with respect to 1/4th of the One-Time Option at the end of each year after the date of grant, so that the One-Time Option shall be fully exercisable four years after its date of grant, provided that the Optionee continues to serve as a Director on such dates.

               (x) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5.     Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

     6.     Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 16 of the Plan; provided, however, the Plan shall not become effective until the effective date of the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7.     Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     8.     Exercise of Option.

          (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

     9.     Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     10.     Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

     If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

     For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11.     Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12.     Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

     13.     Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14.     Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15.     Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

     16.     Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.